EXHIBIT 10.1

CONFIDENTIAL

THIRD AMENDMENT TO LETTER AGREEMENT

BETWEEN MIKE BATESOLE AND TPCO HOLDING CORP.

This Amendment to the Letter Agreement (“this Amendment”) between Mike Batesole (“Employee” or “You”) and TPCO Holding Corp. (“Employer”), is made as of June 27, 2023 (the “Amendment Effective Date”).

WHEREAS Employee and Employer are parties to that certain Letter Agreement, dated February 17, 2021 (“the Agreement”);

WHEREAS any defined terms used herein have the same meaning as originally prescribed in the Letter Agreement, unless otherwise noted; and

WHEREAS Employee and Employer wish to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and Employer agree that “the first paragraph of the section entitled “Severance” in the Letter Agreement will be replaced in its entirety as follows (bold emphasis added for effect only):

In the event of a termination of your employment by the Company without “Cause” (as defined below) or a resignation by you for “Good Reason” (as defined below), in addition to any unpaid amounts or reimbursement owed by Employer to you through your date of termination, you will be eligible (a) to receive a pro rata portion of your Annual Bonus for the year in which you are terminated, (b) for continuation of your Base Salary for 12 months following the effective date of termination and (c) for the payment by Employer of the employee portion of you medical insurance under COBRA for a period of 12 months following the effective date of your termination, subject in each case to your execution and non-revocation of a general release of claims in a form reasonably acceptable to the parties, and your continued compliance with your post-employment confidentiality covenants set forth below.

The terms hereof shall constitute an Amendment to the Letter Agreement. Except as provided herein, the terms and conditions of the Letter Agreement and any other amendments thereto shall remain in full force and effect. In the event of conflict between this Amendment, any other amendment to the Letter Agreement and/or the Letter Agreement, the terms and conditions of this Amendment shall control.

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CONFIDENTIAL

IN WITNESS WHEREOF, Employee and Employer have executed this Third Amendment as of the Amendment Effective Date set forth above.

Agreed and Acknowledged by:

Jun-27-2023 I 12:18 PDT
Troy Datcher	Date
CEO, The Parent Company (TPCO Holding Corp.)

Jun-27-2023 I 12:17 PDT
Mike Batesole	Date
CFO, The Parent Company (TPCO Holding Corp.)

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